UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Furniture Brands International, Inc.
(Name of Registrant as Specified In Its Charter)

SCSF Equities, LLC
Sun Capital Securities Offshore Fund, Ltd.
Sun Capital Securities Fund, LP
Sun Capital Securities Advisors, LP
Sun Capital Securities, LLC
Marc J. Leder
Rodger R. Krouse
Alan Schwartz
Ira Kaplan
T. Scott King

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 23, 2008, SCSF Equities, LLC issued the following press release:

FOR IMMEDIATE RELEASE

GLASS LEWIS RECOMMENDS FURNITURE BRANDS’ SHAREHOLDERS VOTE FOR
ALAN SCHWARTZ AND SCOTT KING ON SUN CAPITAL’S GOLD PROXY CARD

Two Leading Independent Proxy Advisory Firms

Advise Shareholders Vote FOR Sun Capital’s Nominees

New York, April 23, 2008 - SCSF Equities, LLC (together with its affiliates, “Sun Capital”) today announced that Glass Lewis & Co. (“Glass Lewis”), an independent voting advisory service, has recommended that shareholders of Furniture Brands International, Inc. (NYSE: FBN) (“Furniture Brands” or the “Company”) vote on Sun Capital’s GOLD proxy card to elect Alan Schwartz and T. Scott King to the Board of Directors of Furniture Brands at its 2008 Annual Meeting of Shareholders, which is scheduled for May 1, 2008.

Glass Lewis joins RiskMetrics Group – ISS Governance Services as the second independent proxy advisory firm to recommend that Furniture Brands’ shareholders support Sun Capital’s nominees.

In its analysis, Glass Lewis noted:

•                       “What is concerning in our minds is the long-term underperformance of the Company and the lack of oversight at the executive level by a majority of the current incumbent nominees.  During the three year period between January 2005 and January 2008 the Company’s shares declined in value by approximately 67.0%, underperforming the Standard & Poors 500 and MidCap Home Furnishings Indices.  The Company’s stock price also underperformed these indices for the five year period ended September 2007.  We note that seven of the eight incumbent directors have served on the board since at least 2004 and four of eight directors have been in place since 1997 or before.”

•                       “…considering the long-term underperformance of Furniture Brands’ stock and the lack of compensation oversight by the compensation committee, we believe that the board of directors could benefit from the participation of new opinions and rotation of long standing directors.  In our opinion the participation of SCSF nominees Schwartz and King could be beneficial for the Company and shareholders.  Mr. Schwartz’s significant corporate governance background could help improve the overall governance by the directors and Mr. King’s position as a substantial independent shareholder of the Company will ensure that shareholder’s best interests are considered.”

Jason Bernzweig, a Vice President for Sun Capital, said, “We are pleased that another independent third-party proxy advisory service has voiced support in favor of our highly qualified nominees for election to Furniture Brands’ Board.  This recommendation further underscores our belief that change in the composition of the Furniture Brands Board is necessary.  However, given the significant strategic and operational issues at Furniture Brands, the high degree of uncertainty regarding the Company’s latest turnaround plan, and the Board’s apparent unwillingness to consider value creating strategic proposals, we urge Furniture Brands shareholders to vote for all three of Sun Capital’s highly qualified nominees –Alan Schwartz, Ira Kaplan, and Scott King.”

Sun Capital strongly encourages Furniture Brands shareholders to sign, date, and return the GOLD proxy card and vote FOR Alan Schwartz, Ira Kaplan, and T. Scott King.  Shareholders who have questions, or need assistance in voting their shares, should call Sun Capital’s proxy solicitor, D.F. King & Co., Inc. at 1-800-347-4750. For more information on how to vote, as well as other proxy materials, please visit www.FBNValue.com.

About Sun Capital Partners, Inc.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, and other investments in market–leading companies that can benefit from its in–house operating professionals and experience.  Sun Capital affiliates have invested in and managed more than 185 companies worldwide with combined sales in excess of $35.0 billion since Sun Capital’s inception in 1995. Sun Capital has offices in Boca Raton, Los Angeles, and New York, as well as affiliates with offices in London, Tokyo, and Shenzhen. For more information, please visit www.SunCapPart.com.

Additional Information

SCSF Equities, LLC, Sun Capital Securities Offshore Fund, Ltd., Sun Capital Securities Fund, LP, Sun Capital Securities Advisors, LP, Sun Capital Securities, LLC, Marc J. Leder, Rodger R. Krouse, Alan Schwartz, Ira Kaplan and T. Scott King (collectively, the “Participants”) filed a definitive proxy statement with the SEC on April 15, 2008 containing information about the solicitation of proxies for the 2008 Annual Meeting of the shareholders of Furniture Brands International, Inc.  The definitive proxy statement and the GOLD proxy card were first disseminated to shareholders of Furniture Brands International, Inc. on or about April 15, 2008.

Shareholders of Furniture Brands International, Inc. are urged to read the definitive proxy statement because it contains important information.  Detailed information relating to the Participants can be found in the definitive proxy statement filed with the SEC.  The definitive proxy statement and other relevant documents relating to the solicitation of proxies by the Participants are available at no charge on the SEC’s website at http://www.sec.gov.  In addition, Sun Capital will provide copies of the proxy statement and other relevant documents without charge upon request.  Requests for copies should be directed to Sun Capital’s proxy solicitor, D.F. King & Co., Inc., at 1-800-347-4750.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements.  All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  These statements are based on current expectations of Sun Capital Partners, Inc. and its affiliates and currently available information.  They are not guarantees of future performance, involve certain risks and uncertainties that are difficult to predict and are based upon assumptions as to future events that may not prove to be accurate.  Sun Capital does not assume any obligation to update any forward-looking statements contained in this press release.

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Contacts:
Media:	Shareholders:
Sard Verbinnen & Co	D.F. King & Co., Inc.
Jim Barron / Kara Findlay /	Richard Grubaugh /
Nathaniel Garnick	Edward McCarthy
(212) 687-8080	(212) 269-5550
Debbie Miller
(312) 895-4700